EXHIBIT 32.2

PRINCIPAL FINANCIAL OFFICER CERTIFICATION

In connection with the Annually Report on Form 10-K (the “Report”), of Jazz Technologies, Inc. (the  "Company")  for the period ended December 31, 2012 as filed with the Securities and  Exchange Commission  on the date hereof,  the undersigned,  Susanna H. Bennett, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

        1.  the Report fully complies with the  requirements  of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       2.  the information contained  in the Report  fairly  presents,  in all material respects,  the financial condition and results of operations of the Company

Dated:  March 29, 2013

/s/ Susanna H. Bennett Susanna H. Bennett, Chief Financial Officer (Principal Financial and Accounting Officer)